Exhibit 10.6

ASSET PURCHASE AGREEMENT

    This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of September 25, 2002, by and between Michael Fitzgerald (aka "Ninn worx") an individual with an address at 764 Avocet Way, Arroyo Grande California 93420 ("Seller") and Pure Play Media, Inc., a California corporation ("Pure Play" or "PPM"), with a business address at 19800 Nordhoff Place, Chatsworth, CA 91311 ("Buyer").

RECITALS

    A. Seller is engaged in the business of Video Production, which operates under the name "Ninn Worx" (the "Business") in the State of California with a business location at 764 Avocet Way, Arroyo Grande California 93420.

    B. Buyer desires to purchase from Seller certain assets of Seller related to the Business, including all equipment, prepaid expenses, customer contracts, goodwill, and other assets of Ninn Worx.  The purchased assets shall exclude cash on hand, marketable securities, leasehold property, accounts receivable and the “michaelninn.com” URL and website.

    C. Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer, and Buyer agrees to purchase from Seller, all of the assets of Seller referred to in the Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

    1.1 Purchase and Sale of Assets. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at Closing (as defined below), all of Seller's right, title, and interest in and to all of the assets used by Seller in connection with the operation of the Ninn Worx Business (the "Assets"), including, without limitation, the following:

            (a) All tangible personal property, furnishings, fixtures, equipment, machinery, parts, accessories, inventory, and any other;

            (b) All contracts, agreements, equipment leases, warranties, and other rights or agreements, whether written or oral;

            (d) All of Seller's right, title, and interest in and to the trade names, logos, copyrights, service marks, trademarks, patents, patent applications, licenses, and goodwill associated with the Business.

    1.2 Excluded Assets. The Assets shall not include, and Buyer shall not acquire any interest in, the assets of Seller as follows:

            (a) Pre-existing trademark and trade name “Michael Ninn” shall remain his sole and exclusive property, subject to a mutually agreeable licensing agreement in favor of PPM.

            (b) the URL www.michaelninn.com (all other URLs, i.e. www.ninnworx.com will become a corporate asset of Pure Play Media, Inc.) and the “michaelninn.com” website (Website”).The corporation shall provide Fitzgerald with static content and motion content of all Ninn Worx productions (“Materials”), and/or portions thereof as reasonably requested by Fitzgerald, at no more than PPM’s actual cost of duplication (as opposed to production), in perpetuity. Said Materials may only be exploited on the Website and no more than a single ten (10) minute segment of any individual production shall be made available by use of streaming video on the Website at any individual time.  Fitzgerald may, from time to time as Fitzgerald deems desirable, change the specific segments available streaming video segments on the Website.

    1.3 Permitted Liens. Seller shall convey title to the Assets to Buyer free and clear of all liens, security interests, and encumbrances of any kind or nature.

    1.4 Risk of Loss. Seller assumes all risk of loss or damage to the Assets prior to the Closing. In the event there is any material loss or damage to all or any portion of the Assets prior to the Closing, Buyer may either terminate this Agreement pursuant to Article 12, or negotiate with Seller for a proportionate reduction in the Purchase Price to reflect the loss or damage. For the purposes of this provision, the term "material loss or damage" shall mean any loss or damage to the Assets with an aggregate cost of one thousand Dollars $1,000.

ARTICLE 2

ASSUMPTION OF LIABILITIES

    2.1 Assumption of Liabilities. Effective as of the Closing Date (as defined below), and in addition to any other liabilities expressly assumed by Buyer under this Agreement, Buyer shall assume responsibility for the performance and satisfaction of all of the executory obligations and liabilities of Seller (the "Assumed Liabilities").

    2.2 Excluded Liabilities. Except as expressly provided in this Agreement, Buyer shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Assets, including, without limitation, any employment, business, sales, or use tax relating to Seller's operation of the Business and use and ownership of the Assets prior to the Closing.

ARTICLE 3

PURCHASE PRICE

    3.1 Purchase Price.  The purchase price to be paid by Buyer to Seller for the Assets (the "Purchase Price") shall be Three Hundred Thousand Dollars ($300,000) in aggregate.

    3.2 Payment of Purchase Price. Subject to the other terms hereof no principal or interest is to be payable on the promissory note until the Capitalization Date and thereafter the principal is to be payable, without interest; in four equal semi-annual instalments commencing on the last day of the sixth full month following the Capitalization Date. "Capitalization Date" shall be defined as the date on which all principal, interest and other moneys owing by the Corporation to Doral EZ Investments Inc. pursuant to the Loan Agreement have been paid in full.

    3.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with agreement of the parties.

    3.4 Effect of Allocation. The parties agree to abide by the allocation of the Purchase Price specified in this Agreement, and agree to report the transaction as so allocated for income tax purposes.

ARTICLE 4

CLOSING

    4.1 Time and Place of Closing. The closing for the purchase and sale of the Assets (the "Closing") shall be held at 19800 Nordhoff Place, Chatsworth, California on September 25, 2002, or at such other time and place as the parties may mutually agree in writing (the "Closing Date"). At Closing, Seller shall transfer and convey title to the Assets to Buyer as provided in this Agreement, subject only to the Permitted Liens.

    4.2 Seller's Closing Obligations. At the Closing, Seller shall execute, acknowledge, and deliver, as appropriate, each of the following items:

            (a) A duly executed bill of sale (the "Bill of Sale"), in substantially the form attached as Exhibit A and incorporated by reference, conveying all of Seller's right, title, and interest in and to the Personal Property to Buyer.

            (b) A duly executed Registrant Name Change in substantially the form attached as Exhibit B and incorporated by reference, assigning all of Seller's right, title, and interest in the URL ninnworx.com to Buyer.

    4.3 Buyer's Closing Obligations. At the Closing, Buyer shall execute, acknowledge, and deliver, as appropriate, each of the following items:

            (a) a promissory note.  Payment of the note and performance by the corporation of its obligations under the agreement shall be fully secured by the assets of Ninn Worx as they exist on the closing date. Lease payments made by PPM on the Ninn Worx equipment leases shall not offset said security interest nor encumber said equipment in favor of PPM other than as otherwise provided herein.

            The amount of the Purchase Price in cash or immediately available funds, together with any funds as may be necessary to comply with Buyer's obligations regarding the payment of pro rations, costs, and expenses under this Agreement.

            (b) Executed counterparts of any documents required to be signed by Buyer pursuant to this Agreement, including, but not limited to, the Assignment of Contracts and Assignment of Leases.

            (c) All other instruments and documents necessary to consummate the transactions contemplated by this Agreement as follows:

    4.4 Expenses of Closing. The expenses of Closing shall be paid as follows:

            (a) Seller shall pay all sales and use taxes arising out of the transfer of the Assets, if any.

            (b) Except as otherwise expressly provided in this Agreement, all other Closing fees and costs, including, but not limited to, legal fees, accounting fees, consulting fees, and other incidental expenses in connection with the transactions contemplated by this Agreement shall be borne by the party that incurs the expenses.

    4.5 Proration of Expenses. Except as otherwise expressly provided in this Agreement, all expenses associated with the Assets being conveyed to Buyer, including, but not limited to, taxes, rent, insurance premiums, and utility charges, shall be apportioned ratably between the parties as of the Closing Date on the basis of a 30-day month. This obligation to make apportionments shall survive the Closing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

    5.1 Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, each of which is true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date:

            (a) Seller is duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

            (b) Seller has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

            (c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Seller is a party, or any law, judgment, or order of which Seller is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

            (d) There are no actions, suits, proceedings, or claims now pending, or, to the best of Seller's knowledge, threatened against Seller or the Assets that would affect Seller's ability to fulfill its obligations under this Agreement or that would impair the value of the Assets.

            (e) Seller has, and will have at Closing, good and marketable title to the Assets free and clear of all liens, charges, and encumbrances other than the Permitted Liens.

            (f) Seller has provided Buyer with true and correct copies of all Contracts. To Seller's knowledge, all of the Contracts are in full force and effect, have been duly executed by the parties, and neither Seller nor any other party is in default under any Contract.

            (g) Seller has provided Buyer with true and correct copies of all Real Property Leases. To Seller's knowledge, each Real Property Lease is in full force and effect, and neither Seller nor any other party is in default under any Real Property Lease.

            (h) Seller has provided Buyer with true and correct copies of all documents evidencing Seller's rights in the Intangible Property. To Seller's knowledge, each agreement, instrument, or license with respect to the Intangible Property is in full force and effect, and neither Seller nor any other party is in default under any such agreements.

            (i) Seller is not a party to, or otherwise bound by, any collective bargaining agreement, multi-employer pension fund, or other labor union agreement with respect to any persons employed by Seller in connection with its operation of the Business.

    5.2 Correctness of Representations. No representation or warranty of Seller in this Agreement or any other information furnished by Seller pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, and other information provided by Seller to Buyer shall be true and correct on and as of the Closing Date as though made on that date.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

    6.1 Buyer's Representations and Warranties. Buyer makes the following representations and warranties to Seller, each of which is true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date:

            (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

            (b) Buyer has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

            (c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Buyer is a party, or any law, judgment, or order of which Buyer is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

            (d) There is no action, proceeding, or claim pending, or, to Buyer's knowledge, threatened, against Buyer that would affect Buyer's ability to consummate the transactions contemplated by this Agreement.

            (e) No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Buyer of this Agreement or the consummation of the transactions contemplated by the Agreement.

    6.2 Correctness of Representations. No representation or warranty of Buyer in this Agreement or any other information furnished by Buyer pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, exhibits, and other information provided by Buyer to Seller shall be true and correct on and as of the Closing Date as though made on that date.

ARTICLE 7

SELLER'S PRE-CLOSING OBLIGATIONS

    7.1 Maintenance of Property Pending Closing. At all times prior to the Closing Date, Seller shall continue to maintain the Assets and conduct its operation of the Business in the same manner as they have been maintained and operated by Seller prior to the execution of this Agreement.

    7.2 Accesses and Information. Seller shall promptly provide Buyer with all information concerning the Business and the Assets that Buyer may reasonably request, and Buyer and its accountants and other representatives shall have access during normal business hours to all of the Assets and to the books and records of the Business.

    7.3 Consents. On or before the Closing Date, Seller, at its expense, shall obtain all necessary consents required to assign Seller's interest in any of the Assets to Buyer as contemplated by this Agreement. In the event Seller is unable to obtain any such consent on or before the Closing Date, Buyer may terminate this Agreement as provided in Article 12.

    7.4 Discharge of Liens. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Assets that are not Permitted Liens shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date and evidence reasonably satisfactory to Buyer and its counsel of the satisfaction, termination, and discharge shall be delivered to Buyer at or prior to the Closing.

    7.5 Termination of Employees. Seller shall terminate all of its employees working in the Business effective as of the Closing Date. Seller shall be responsible without exception for all compensation, taxes, insurance, and other benefits and amounts relating to its employees and shall indemnify and hold Buyer harmless from any claims made against Buyer with respect to the obligations. Buyer shall not assume or in any way become responsible or liable for any compensation, taxes, insurance, or other benefits and amounts payable by Seller on account of any of its employees.

ARTICLE 8

MUTUAL COVENANTS

    8.1 Further Assurances Prior to Closing. Seller and Buyer shall, prior to closing, execute any and all documents and perform any and all acts reasonably necessary, incidental, or appropriate to effect the transactions contemplated by this Agreement.

    8.2 Notification of Changed Circumstances. At any time after the Execution Date and prior to the Closing, if either party becomes aware of any fact or circumstance that would materially change a representation or warranty made under this Agreement, the party with knowledge of those facts shall notify the other in writing as soon as possible after the discovery of the changed circumstances.

    8.3 Employees. As soon as possible after the Execution Date, Seller shall provide Buyer with a list ("Seller's List") of those employees who will not be retained by Seller on closing, together with the date of hire, the salary, and a list of benefits of each employee named. At any time after the receipt of Seller's List, Buyer may negotiate with any of the named employees with respect to employment by Buyer following the Closing. Seller and Buyer shall coordinate their efforts with respect to Seller's termination and Buyer's negotiations with Seller's employees so that the employees will receive notice of their termination by Seller and the possibility of employment with Buyer at substantially the same time. Prior to the Closing, but without any obligation to do so, Buyer shall endeavour to enter into employment agreements with all the employees whom Buyer desires to employ following the Closing.

    8.4 Compliance With Bulk Sales Law. Buyer and Seller agree to waive notice and compliance the any bulk sales laws or acts, including but not limited to, Division 6 of the California Uniform Commercial Code.  Buyer shall have a right of indemnification against Seller for any unknown or unidentified liabilities, which arose against Seller before the date of this agreement.

    8.5 Broker's Fees. Each party represents and warrants that no broker, finder, or any other person or entity has any claim for any brokerage commissions or fees in connection with any of the transactions contemplated by this Agreement. Each party shall indemnify the other against any claim or loss suffered as a result of any claim for brokerage commissions or fees payable, or claimed to be payable, on the basis of any actions in connection with this Agreement.

    8.6   Buyer waives his rights to receive corporation tax clearance certificates from the State Board of Equalization (with respect to Seller's sales and use tax liabilities) and the Employment Development Department (with respect to Seller's employment tax obligations).  To the extent Buyer becomes liable to either the State Board of Equalization or the Employment Development Department by virtue of successor liability arising against Seller, Seller shall reimburse Buyer for the full amount of the liabilities.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

    9.1 Buyer's Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

            (a) The representations and warranties of Seller set forth in Article 5 shall be true and correct as of the Closing Date.

            (b) Seller shall have performed and complied with all of the agreements, covenants, and conditions required of Seller by this Agreement on or before the Closing Date.

            (c) No action, suit, or proceeding before any court or any governmental body or authority that would in any way affect the Assets or the ability of the parties to consummate the transactions contemplated by this Agreement shall have been instituted or threatened on or before the Closing Date.

            (d) The Assets shall be in substantially the same condition on the Closing Date as on the Execution Date, and there shall be no loss or damage to the property prior to the Closing.

            (e) Seller shall have obtained all necessary agreements and consents of any parties required to consummate the transactions contemplated by this Agreement.

    9.2 Failure to Satisfy Buyer's Conditions. Any of Buyer's conditions precedent may be waived in whole or in part by Buyer in writing at any time on or before the Closing Date. In the event all Buyer's conditions precedent have not been waived by Buyer or satisfied in full on or before the Closing Date, Buyer may elect to terminate this Agreement as provided in Article 12.

ARTICLE 10

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

    10.1 Seller's Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

            (a) Seller shall have received the amount of the Purchase Price in cash or immediately available funds at Closing.

            (b) The representations and warranties of Buyer set forth in Article 6 shall be true and correct as of the Closing Date.

            (c) Buyer shall have performed and complied with all of the agreements, covenants, and conditions required of Buyer by this Agreement on or before the Closing Date.

    10.2 Failure to Satisfy Seller's Conditions. Seller may waive any of Seller's conditions precedent in whole or in part in writing at any time on or before the Closing Date. In the event all Seller's conditions precedent have not been waived by Seller or satisfied in full on or before the Closing Date, Seller may elect to terminate this Agreement as provided in Article 12.

ARTICLE 11

POST-CLOSING OBLIGATIONS

    11.1 Additional Assurances. Each party agrees to do all acts and things and to make, execute, and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive the Closing.

ARTICLE 12

TERMINATION

    12.1 Termination. This Agreement may be terminated as follows:

            (a) By the mutual consent of Buyer and Seller at any time prior to the Closing.

            (b) By Buyer at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Buyer's obligations set forth in Article 9 has not been satisfied in full or previously waived by Buyer in writing, at or prior to the Closing.

            (c) By Seller at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Seller's obligations set forth in Article 10 has not been satisfied in full or previously waived by Buyer in writing, at or prior to the Closing.

            (d) By either party if the Closing has not occurred on or before October 30, 2002.

    12.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 12, this Agreement shall become void and have no effect, without any liability on the part of any of the parties.

    12.3 Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive of any other legal or equitable remedy otherwise available to any party.

ARTICLE 13

INDEMNIFICATION

    13.1 Seller's Indemnification. In addition to any other agreement on the part of Seller to indemnify Buyer set forth in this Agreement, Seller shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to (a) Seller's ownership or use of the Assets, or Seller's operation of the Business, prior to the Closing Date, (b) the failure or falsity of any representation or warranty of Seller contained in this Agreement, or (c) the failure by Seller to observe or perform any other covenant or agreement to be observed or performed by Seller under this Agreement.

    13.2 Buyer's Indemnification. In addition to any other agreement on the part of Buyer to indemnify Seller set forth in this Agreement, Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to Buyer's ownership or use of the Assets from and after the Closing Date.

    13.3 Survival of Indemnities. The mutual agreements to indemnify set forth in this Article 13 and Article 8 shall survive the Closing.

ARTICLE 14

GENERAL PROVISIONS

    14.1 Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

    14.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties.

    14.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter of this Agreement.

    14.4 Modification and Waiver. This Agreement may not be amended, modified, or supplemented except by written agreement signed by the party against which the enforcement of the amendment, modification, or supplement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

    14.5 Attorney Fees. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

    14.6 Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall pay their own fees and expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

    14.7 Notices. All notices, requests, demands, and other communications required by this Agreement shall be in writing and shall be (a) delivered in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows, or to such other address as a party may designate to the other in writing:

            (i) If to Seller:
            764 Avocet Way, Arroyo Grande California 93420

            (ii) If to Buyer:
            19800 Nordhoff Place, Chatsworth, CA 91311

If delivered personally or by courier, the date on which the notice, request, instruction, or document is delivered shall be the date on which the delivery is made, and if delivered by facsimile transmission or mail as aforesaid, the date on which the notice, request, instruction, or document is received shall be the date of delivery.

    14.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

   14.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

    14.10 Time of Essence. Time shall be of the essence with respect to the obligations of the parties to this Agreement.

    14.11 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

    14.12 Severability. In the event any provision of this Agreement is deemed to be invalid, illegal, or unenforceable, all other provisions of the Agreement that are not affected by the invalidity, illegality, or unenforceability shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of this Agreement.

SELLER:

By: /s/ Michael Fitzgerald
Michael Fitzgerald, Ninn Worx

BUYER:

/s/ Richard Arnold
Richard Arnold
Pure Play Media, Inc.

/s/ Sieg Badke
Sieg Badke
Pure Play Media, Inc.